CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 18, 2000, with respect to the statutory-basis financial statements of Western Southern Life Assurance Company, and the financial statements of Western-Southern Life Assurance Company Separate Account 1, in Post-effective Amendment No. 5 (Form N-4 No. 333-29705) and Post-effective Amendment No. 19 (Form N-4 No. 811-8420) to the Registration Statements and related Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 2 dated May 1, 2000.


                                                         /s/ Ernst & Young LLP


Cincinnati, Ohio
April 26, 2000